UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 20, 2009

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 100
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, David A. Trice will be retiring as Chief Executive Officer of Newfield Exploration Company (“Newfield”) on May 7, 2009, the date of Newfield’s 2009 annual meeting of stockholders.  Mr. Trice’s employment will terminate on May 31, 2009 (the “Employment Termination Date”).  After the Employment Termination Date, Newfield’s Board desires for Mr. Trice to serve as non-executive Chairman of the Board until Newfield’s 2010 annual meeting of stockholders.

   On April 20, 2009, Newfield’s Compensation & Management Development Committee and Newfield’s Board of Directors approved a Retirement Agreement with Mr. Trice.  The Retirement Agreement contains a release of claims and a two-year non-compete agreement by Mr. Trice and describes (1) the regular separation benefits to which Mr. Trice is already entitled as a result of his employment at Newfield, regardless of the Retirement Agreement and (2) the additional separation benefits to which Mr. Trice is entitled as a result of the Retirement Agreement.  In addition, in recognition of Mr. Trice’s agreement to serve as non-executive Chairman of the Board until Newfield’s 2010 annual meeting of stockholders and his agreement to enter into the Non-Compete Agreement attached as Annex D to the Retirement Agreement, on April 20, 2009, Newfield’s Compensation & Management Development Committee granted Mr. Trice a new award of restricted stock units.  The material terms of the Retirement Agreement, including the release of claims, the non-compete agreement, the additional separation benefits and the new grant of restricted stock units, are described below.  The Retirement Agreement is filed herewith as Exhibit 10.23, and the forms of Restricted Stock Unit Agreement and Non-Compete Agreement are attached thereto as Annex C and Annex D, respectively.  The Retirement Agreement (including the Restricted Stock Unit Agreement attached thereto as Annex C and the Non-Compete Agreement attached thereto as Annex D) is incorporated herein by reference.

Release of Claims.  In consideration of the separation benefits and the award of restricted stock units described below, as part of the Retirement Agreement, Mr. Trice provided Newfield with an irrevocable and unconditional release and discharge of claims, as further described in the Retirement Agreement.

Non-Compete Agreement.  As a condition to Mr. Trice being entitled to the separation benefits described in the Retirement Agreement, including the award of restricted stock units described below, Mr. Trice entered into the Non-Compete Agreement attached as Annex D to the Retirement Agreement filed herewith as Exhibit 10.23.  As more specifically described in the Non-Compete Agreement, Mr. Trice agreed that, for the 24 month period beginning on the Employment Termination Date, he will not compete with Newfield and he will not solicit or otherwise interfere with Newfield’s relationships with its employees, agents or material customers or suppliers.

Stock Options.  A schedule of Mr. Trice’s outstanding nonqualified stock options is set forth below:

Grant Date	Shares Subject to Stock Option (#)	Exercise Price ($)	Expiration Date	Plan
02/10/00	60,000	14.91	02/10/10	2000 Omnibus Stock Plan
02/09/01	40,000	19.02	02/09/11	2000 Omnibus Stock Plan
02/07/02	40,000	16.87	02/07/12	2000 Omnibus Stock Plan
11/26/02	40,000	17.84	11/26/12	2000 Omnibus Stock Plan
02/07/08	72,000	48.45	02/07/18	2000 Omnibus Stock Plan
02/07/08	63,000	48.45	02/07/18	2007 Omnibus Stock Plan

Mr. Trice’s stock option awards granted on February 10, 2000, February 9, 2001, February 7, 2002 and November 26, 2002 (the “Vested Awards”) are 100% vested, and the awards granted on February 7, 2008 are 33 1/3% vested.  Under the Retirement Agreement, Newfield agreed that the Vested Awards will remain exercisable until their respective expiration dates set forth in the table above. With respect to the awards granted on February 7, 2008, Newfield agreed to deem Mr. Trice’s retirement on the Employment Termination Date to be a “Qualified Retirement” under the award agreements.  As a result, the February 7, 2008 awards may be exercised in full by Mr. Trice anytime during the five-year period following the Employment Termination Date, as provided in the award agreements.

Restricted Stock.  On February 12, 2003, Mr. Trice was granted an award of 100,000 shares of restricted stock under the 2000 Omnibus Stock Plan, 33,333 shares of which are already vested.  Under the Retirement Agreement, Newfield agreed to vest the remaining 66,667 shares subject to the award on the Employment Termination Date.

On February 8, 2005, Mr. Trice was granted an award of 80,000 shares of restricted stock under the 2004 Omnibus Stock Plan, subject to performance-based vesting criteria, which shares of restricted stock would vest or be forfeited on February 1, 2010 depending on Newfield’s TSR rank as provided in the award agreement.  Under the Retirement Agreement, Mr. Trice will forfeit 10,826 of the 80,000 shares on the Employment Termination Date (representing the pro rata portion of the performance period during which Mr. Trice will no longer be employed by Newfield) and Newfield agreed that Mr. Trice will not forfeit the remaining 69,174 shares.  Instead, those 69,174 shares will continue in effect and will be subject to forfeiture in full upon Mr. Trice’s ceasing to serve as Chairman of the Board before February 1, 2010 (the date of potential vesting under the award agreement).  The 69,174 shares of the award also remain subject to the achievement of the performance goals specified in the February 8, 2005 award agreement.

Restricted Stock Units.  On February 7, 2008, Mr. Trice was awarded 20,000 time-vesting restricted stock units under the 2007 Omnibus Stock Plan, all of which are unvested.  Under the Retirement Agreement, Newfield agreed to fully vest the award on the Employment Termination Date.  Mr. Trice will not be paid shares of Newfield’s common stock under the February 7, 2008 restricted stock unit award until the date that is six months following his separation from service (as defined in the Retirement Agreement).  Mr. Trice also will not be paid shares of Newfield’s common stock under his February 14, 2007 restricted stock unit award (the unvested portion of which will vest on the Employment Termination Date by the terms of the February 14, 2007 award agreement) until the date that is six months following his separation from service (as defined in the Retirement Agreement).

As described in the Retirement Agreement, in recognition of Mr. Trice’s agreement to serve as non-executive Chairman of the Board until Newfield’s 2010 annual meeting of stockholders and his agreement to enter into the Non-Compete Agreement, on April 20, 2009 Newfield also granted Mr. Trice an award of 100,000 restricted stock units under the 2007 Omnibus Stock Plan.  The terms of the restricted stock unit award are set forth in the Restricted Stock Unit Award Agreement attached as Annex C to the Retirement Agreement filed herewith as Exhibit 10.23.  The forfeiture restrictions on the restricted stock units will lapse on April 30, 2010 as long as Mr. Trice serves as Chairman of the Board until April 30, 2010.  If Mr. Trice dies or becomes permanently disabled before April 30, 2010 and while serving as Chairman of the Board of Newfield, the forfeiture restrictions will lapse upon the date he ceases to serve as Chairman of the Board due to death or disability (as defined in the award agreement).  If a change of control (as defined in the award agreement) occurs on or before April 30, 2010 and Mr. Trice does not cease to serve as Chairman of the Board before the change of control occurs, all remaining forfeiture restrictions will lapse on either the date of the change of control or April 30, 2010, as provided in the award agreement.  If the Board requests that Mr. Trice resign as Chairman of the Board before April 30, 2010, the forfeiture restrictions will lapse on April 30, 2010.  If Mr. Trice ceases to serve as Chairman of the Board before April 30, 2010 for any other reason, he would forfeit the restricted stock units under the award agreement.  Mr. Trice also would forfeit the restricted stock units under the award agreement if he did not sign the Retirement Agreement or if he revokes the Retirement Agreement.

Bonus. Mr. Trice will not be eligible to receive a current award (as defined in the plan) under Newfield’s Incentive Compensation Plan with respect to the 2009 performance period.  Mr. Trice will be vested in the full amount (including interest to the date of payment) remaining in all of his deferred award accounts (as defined in the plan) at the Employment Termination Date and such amounts will be paid to Mr. Trice at the same time that such amounts would have been paid in the absence of his retirement.

Under the Retirement Agreement, Newfield agreed that, during the fourth quarter of 2009, Mr. Trice will be eligible for consideration for a discretionary pro-rated bonus in recognition of his service to Newfield during 2009.  The amount of the bonus, if any, will be determined in the sole discretion of the Compensation & Management Development Committee of Newfield’s Board of Directors, and any such bonus will be paid on the date that is six months after the date of Mr. Trice’s separation from service (as defined in the Retirement Agreement).

Indemnity.  In view of the uncertainties concerning the application of Section 409A of the Internal Revenue Code of 1986, as amended, if any compensatory payments received or to be received by Mr. Trice under agreements and arrangements of Newfield (the “Total Payments”) will be subject to an additional tax under Section 409A, Newfield agreed in the Retirement Agreement to pay Mr. Trice an additional indemnity amount so that the net amount retained after the deduction of any additional tax under Section 409A on the Total Payments and any federal income and employment taxes on the indemnity will be equal to the Total Payments.  The purpose of the indemnity is to put Mr. Trice is the same economic position he would have been in had no additional tax under Section 409A been imposed with respect to the Total Payments.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	10.23	Retirement Agreement (the form of Restricted Stock Unit Award Agreement and the form of
Non-Compete Agreement are attached thereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: April 22, 2009	By:	/s/ Brian L. Rickmers
Brian L. Rickmers
Controller

Exhibit Index

Exhibit No.	Description
10.23	Retirement Agreement (the form of Restricted Stock Unit Award Agreement and the form of
Non-Compete Agreement are attached thereto)